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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of Network Peripherals Inc. of our report dated January 26, 2001, except as to
Note 13, which is as of March 30, 2001, relating to the financial statements and financial statement schedule of Network Peripherals Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
San Jose, California
May 11, 2001